                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                      _________________________________


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                       Date of Report:  April 17, 1996
                     (DATE OF EARLIEST
                      EVENT REPORTED)


                                TENERA, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            Delaware                    1-9812              94-3213541
  (STATE OF OTHER JURISDICTION       (COMMISSION         (I.R.S. EMPLOYER
       OF INCORPORATION)             FILE NUMBER)       IDENTIFICATION NO.)


 One Market, Spear Tower, Suite 1850, San Francisco, California     94105-1018
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)




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ITEM 5. - Other Events.
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   On April 17, 1996, the registrant, TENERA, Inc. ("TENERA" or the
"Company"), learned that TENERA was named in civil actions in federal court relating to the pending action brought in the California Superior Court by the League for Coastal Protection (the "League") on October 13, 1995. The pending state court action was previously disclosed in the Company's Form 10-Q filed with the Securities and Exchange Commission ("SEC") on November 13, 1995, and its Form 10-K, filed with the SEC on March 27, 1996. As previously disclosed, the filing of federal claims was anticipated by the Company and the actions relate to the same factual allegations contained in the League's pending state court action. The federal actions were filed in the United States District Court, Northern District of California, by the League on April 16, 1996 and by John W. Carter ("Carter") on behalf of the United States and the State of California in an action filed in camera and under seal with the court on February 5, 1996.

   Both the League's state and federal court actions were filed on behalf of the League and the general public. The state court action alleges that TENERA and Pacific Gas & Electric Company ("PG&E") violated California and federal law in connection with environmental studies at PG&E's Diablo Canyon Power Plant. Similarly, the League's federal court action alleges that TENERA and PG&E violated the Federal Clean Water Act in connection with those same environmental studies. Both actions seek injunctive relief and unspecified damages.

   The Carter action, which seeks unspecified damages and statutory penalties, asserts claims that TENERA and PG&E violated the State and Federal False Claims Acts in connection with the same environmental studies.

   As with the pending state court action, the Company will vigorously defend these actions, and management believes that the Company will be successful and will ultimately prevail in all these actions. An adverse outcome, however, would have a material adverse effect on the financial condition of the Company.

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                                SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TENERA, INC.


                                  By:     /s/ JEFFREY R. HAZARIAN
                                       ------------------------------
                                             Jeffrey R. Hazarian
                                          Chief Financial Officer,
                                          Corporate Secretary, and
                                          Vice President, Finance

Date:  May 10, 1996

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